                                                                   EXHIBIT 10.24


                       GEOPHYSICAL EXPLORATION AGREEMENT
                                HARDEMAN PROJECT
                     HARDEMAN AND WILBARGER COUNTIES, TEXAS
                            JACKSON COUNTY, OKLAHOMA



       This Geophysical Exploration Agreement (this "Agreement"), dated as of the 15th day of March, 1993, is by and among GENERAL ATLANTIC RESOURCES, INC. ("GARI"), MAYNARD OIL COMPANY ("Maynard"), RUJA MUTA CORPORATION ("RMC"), TUCKER-SCULLY INTERESTS, LTD. ("Tucker-Scully"), JHJ EXPLORATION, LTD. ("JHJ"), CHEYENNE PETROLEUM COMPANY ("Cheyenne"), ANTRIM RESOURCES, INC. ("Antrim") and BRIGHAM OIL & GAS, L.P. ("Brigham") (GARI, Maynard, RMC, Tucker-Scully, JHJ, Cheyenne, Antrim and Brigham are sometimes referred to herein individually as a "Party" and collectively as "Parties");

       WHEREAS, GARI, Maynard, RMC, Tucker-Scully, JHJ, Cheyenne, Antrim and Brigham identified an area (the "Program Area") in Hardeman and Wilbarger Counties, Texas and Jackson County, Oklahoma, identified on the map attached hereto as Exhibit A, which GARI, Maynard, RMC, Tucker-Scully, Cheyenne, Antrim and Brigham believe to be prospective for oil and gas production; and

       WHEREAS, GARI, Maynard, RMC, Tucker-Scully, JHJ, Cheyenne, Antrim and Brigham reached an agreement with respect to the evaluation by them of the Program Area; and

       WHEREAS, the Parties have obtained certain option agreements (the "Existing Options") to acquire oil and gas leases, oil and gas leases (the "Existing Leases") and other agreements to obtain oil and gas leases (the "Existing Farm-Ins") covering portions of the Program Area (the Existing Options, Existing Leases and Existing Farm-Ins being described on Exhibit B hereto), and the Parties anticipate that additional options (such options and the Existing Options being herein referred to as "Options") to acquire oil and gas leases, oil and gas leases (such leases and the Existing Leases being herein referred to as "Leases"), and other agreements to obtain oil and gas leases (such agreements and the Existing Farm-Ins being referred to herein as "Farm-Ins") may be obtained in the future covering portions of the Program Area; and

       WHEREAS, GARI, Maynard, RMC, Tucker-Scully, JHJ, Cheyenne, Antrim and Brigham also reached an agreement with respect to certain matters concerning the ownership of Options, Leases and Farm-Ins, and the future exploration, development and operation of the Program Area;

       NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:


                                   ARTICLE I.

                               EVALUATION PROGRAM

       Section 1.1. Relationship of Parties. The liabilities of the Parties hereunder shall be several, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed as creating, a mining or other partnership or association or to render the Parties liable as partners. However, for tax purposes only, concurrent with their execution of this Agreement, the Parties agree to enter into that certain Tax Partnership Agreement attached hereto as Exhibit D. In the event that, with respect to any Subsequent Geophysical Programs or drilling operations conducted hereunder, the Parties Ownership Interests in such Geophysical Programs or the Options, Leases and Farm-Ins is not consistent with the Parties Ownership Interests in other operations conducted hereunder, at the Tax Matters Partner's (as designated in Exhibit D) request, the Parties agree to execute a separate Tax Partnership Agreement in the form attached hereto as Exhibit D (with revisions as necessary to reflect the correct Ownership Interests and percentage responsibility for payment of the Parties) for all operations involving different break downs of Ownership Interest.

       Section 1.2.  Geophysical Programs.

       (a) Original Geophysical Programs. The Parties hereto agree that three-dimensional geophysical programs (hereinafter referred to as "Geophysical Programs") will be conducted to cover all of the lands outlined and cross-hashed on Exhibit C attached hereto (hereinafter referred to as the "Original Geophysical Programs"); provided, however, that Brigham shall have the right to remove from the Original Geophysical Programs (i) any part of the acreage over which the Parties are unable to obtain seismic permits upon reasonable terms and conditions and (ii) any part of the acreage which, because of its terrain, location or other factors, would make it unreasonable, in Brigham's reasonable opinion, to include such acreage within the Original Geophysical Programs. Brigham will determine the scope, design and timing of each of the Original Geophysical Programs.

       (b) Subsequent Geophysical Programs. In addition to the Original Geophysical Programs, at any time during the term of this Agreement, any Party hereto shall have the right to propose (such Party being sometimes referred to herein as the "Proposing Party") that additional Geophysical Programs (herein referred to as the "Subsequent Geophysical Programs") be conducted to cover any part of the Program Area which has not been included within a prior Geophysical Program. Each such proposal for a Subsequent Geophysical Program shall be in writing and shall (i) outline the land position existing in the area to be covered by the proposed Subsequent Geophysical Program, (ii) provide an estimate of the costs for the proposed Subsequent Geophysical Program, and
(iii) provide an estimate of the time frame for conducting the proposed Subsequent Geophysical Program. The non-proposing Parties shall notify the Proposing Party in writing within thirty (30) days of their receipt of such proposal for a Subsequent Geophysical Program as to whether such Parties shall participate in, or not participate in, the proposed Subsequent Geophysical Program. If a Party is electing not to participate in the Subsequent Geophysical Program, in addition to notifying the Proposing Party of such election as aforesaid, within the same thirty (30) day time frame such Party shall also notify all of the other Parties hereto of its election not to participate in the Subsequent Geophysical Program.

       (c) Participation in Subsequent Geophysical Programs. In the event that all of the Parties hereto elect to participate in a proposed Subsequent Geophysical Program, the Parties interests in such Subsequent Geophysical Program shall be in accordance with their Ownership Interests set forth in
Section 1.3 below. In the event that any Party elects not to participate in a Subsequent Geophysical Program, the Parties electing to participate in the Subsequent Geophysical Program shall have the right to elect to acquire all or part of the non-participating Party's Ownership Interest provided that such election is made within fifteen (15) days of its receipt of the non-participating Party's election not to participate. If more than one of the participating Parties desires to acquire part of the non-participating Party's Ownership Interest in the Subsequent Geophysical Program, each of the participating Parties shall have the right to acquire a proportionate share (in the proportion that such Party's Ownership Interest bears to the total of all of the Ownership Interests of all of the participating Parties that desire to acquire such non-participating Party's Ownership Interest) of such non-participating Party's Ownership Interest in the Subsequent Geophysical Program. If between all of the participating Parties, all of the non-participating Party's interest is acquired by such participating Parties, each of the participating Parties shall reimburse the non-participating Party for such participating Party's share (being in the proportion that the share of the non-participating Party's Ownership Interest acquired by such Party bears to the entire original Ownership Interest of the non-participating Party) of all Option, Lease and Farm-In costs incurred by the non-participating Party with respect to Options, Leases and Farm-Ins located within the Subsequent Geophysical Program and such acquiring Parties shall be responsible for all future costs incurred under this Agreement and related to the share of the non-participating Party's Ownership Interest acquired by such Party. If within such fifteen (15) day period the participating Parties have not elected to acquire all of the non-participating Party's Ownership Interest, all of such non-participating Party's Ownership Interest shall remain in the non-participating Party and the non-participating Party shall have thirty (30) days from the expiration of such fifteen (15) day period in which to contract for the sale of its Ownership Interest in such Subsequent Geophysical Program to a third party (such assignment to be made in accordance with terms of Section 5.1 below and is to be subject to all of the terms and conditions of this Agreement). Before the non-participating Party may disclose the outline of the Subsequent Geophysical Program and its terms and conditions to a third party, such non-participating Party





Geophysical Exploration Agreement
Hardeman Project
must have the third party execute a confidentiality agreement in the form attached hereto as Exhibit H naming all of the Parties hereto as "Offeror" in such confidentiality agreement. In the event that the non-participating Party does not contract for the sale of its Ownership Interest in the Subsequent Geophysical Program to a third party within such thirty (30) day period as aforesaid, then the non-participating Party shall forfeit all of its right, title and interest in and to all existing and future Options, Leases and Farm-Ins located within the acreage covered by the Subsequent Geophysical Program, together with all of its right, title and interest in and to any and all Program Data resulting from such Subsequent Geophysical Program, to the Parties electing to participate in such Subsequent Geophysical Program and such participating Parties shall not be required to reimburse the non-participating Party for any costs incurred by the non-participating Party in such Subsequent Geophysical Program or any costs incurred by the non-participating Party in acquiring any interest in the Options, Leases or Farm-Ins located within the acreage covered by the Subsequent Geophysical Program. In the event of such a forfeiture by the non-participating Party, the Parties participating in the Subsequent Geophysical Program shall have the right to acquire a proportionate share (in the proportion that such Party's Ownership Interest bears to the total of all of the Ownership Interests held by all of the Parties participating in the Subsequent Geophysical Program) of the non-participating Party's Ownership Interest in all of the Program Data, and all existing and future Options, Leases and Farm-Ins forfeited by the non-participating Party. In the event that any participating Party does not elect to acquire its proportionate share of a non-participating Party's Ownership Interest, the Proposing Party shall have the option to either acquire such unaccounted for share of the non-participating Party's Ownership Interest or withdraw the proposal for the Subsequent Geophysical Program. In the event a non-participating Party's interest is not fully subscribed to by the participating Parties and/or the Proposing Party, and the proposed Subsequent Geophysical Program is withdrawn as aforesaid, then the non-participating Party's interest shall not be forfeited. The participating Parties or third party acquiring a share of a non-participating Party's Ownership Interest shall pay all costs that are attributable to their acquired share of the non-participating Party's Ownership Interest acquired by such Party or third party, including without limitation, the non-participating Party's share of the seismic costs associated with the Subsequent Geophysical Program as set forth in Section 1.5. In the event that a Subsequent Geophysical Program is proposed and is not subsequently withdrawn, each Party that has elected not to participate in the Subsequent Geophysical Program shall not compete with any of the Parties participating in the Subsequent Geophysical Program by owning or acquiring any leasehold, mineral or royalty interest within the acreage covered by the Subsequent Geophysical Program, either directly or indirectly, through any agents, nominees, or representatives, for a period of five (5) years from the date hereof.

       (d) Parties to Conduct the Geophysical Programs. With respect to each of the Original Geophysical Programs and each of the Subsequent Geophysical Programs in which Brigham participates, Brigham shall conduct and/or supervise third parties in conducting such Geophysical Programs, including permitting, acquisition of the data, processing of the data and interpretation of the data. If Brigham is not participating in a Subsequent Geophysical Program, the Parties participating in such Subsequent Geophysical Program shall reach a mutual agreement as to who shall conduct and/or supervise third parties in conducting such Subsequent Geophysical Program, including permitting, acquisition of the data, processing of the data and interpretation of the data.

       (e) Duties With Respect to the Conduct of a Geophysical Program. The Party responsible for conducting a Geophysical Program, as provided in Section
1.3 (d), shall conduct all such operations as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good industry practice, and in compliance with applicable law and regulation, but in no event shall such Party have any liability whatsoever to the other Parties hereto for losses sustained or liabilities incurred, except as may result from gross negligence or willful misconduct. All seismic acquisition and/or processing agreements related to each of the Subsequent Geophysical Programs shall be awarded on a competitive bid basis to qualified third-party contractors that have been previously approved and accepted by the Parties.

       (f) Third Party Liability. Any third party damage claim or suit arising from any operations conducted hereunder and all costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the Parties participating in the





Geophysical Exploration Agreement
Hardeman Project
operation giving rise to the claim, each Party's responsibility being in the proportion that their Ownership Interest (as defined below in Section 1.3) bears to the total of the Ownership Interests of all of the Parties participating in the operation. In the event any such claim or suit is made against any Party hereto, such Party shall immediately notify all other Parties, and the claim or suit shall be jointly handled by all of the Parties hereto participating in the operation giving rise to the claim or suit.

       Section 1.3. Ownership of Data. Subject to the forfeiture provisions contained in Sections 1.2 and 1.7, the data resulting from the Geophysical Programs ("Program Data") shall be owned jointly by the Parties in the following percentages (the percentages indicated below being hereinafter referred to as the Parties' "Ownership Interests"):

                            Party                 Percentage
                            -----                 ----------
                            Brigham                21.875%
                            JHJ                     2.344%
                            Tucker-Scully            .781%
                            GARI                   25.000%
                            Antrim                 10.000%
                            Maynard                25.000%
                            Cheyenne               10.000%
                            RMC                     5.000%.


       Section 1.4.  Right to Program Data and Interpretations.

       (a) Provided such Party has paid its proportionate share (as set forth in Section 1.5 below) of the costs of a Geophysical Program and subject to any restrictions that may be contained in applicable license agreements, upon request, each Party shall receive copies of the Program Data and other supporting data related to such Geophysical Program, including all tapes, interpretations and reproducibles; provided, however, that no restrictions may be placed on the seismic data resulting from a Geophysical Program without the prior written consent of the Parties. In addition, provided that such Party has paid its proportionate share of the costs of a Geophysical Program, the Party responsible for conducting the Geophysical Program in accordance with
Section 1.2 (d) above shall provide the Parties that have participated in the Geophysical Program the following interpretational maps on the acreage covered by the Geophysical Program:

       (i) time and depth maps on the following geological horizons or another geological horizon in the vicinity of such horizon

                     Palo Pinto
                     Barnett
                     Meramec;

       (ii) isochron maps covering the intervals between the following geological horizons or other geological horizons in the vicinity of such horizons

                     Barnett to Meramec;

       (iii) any other interpretational maps that Brigham and any other Party reasonably believes may materially aid them in their evaluation of the acreage covered by the Geophysical Program.

       (b) Each Party which has participated in a Geophysical Program and paid its proportionate share of the costs of a Geophysical Program will also have all rights to use the Program Data and interpretations related to such Geophysical Program in connection with exploration and development of the Program Area. No Party shall have the right to trade or exchange the Program Data related to a Geophysical Program within five years from the date of completion of the Geophysical Program without the prior written consent of all of the other Parties. No Party shall have the right to sell the Program Data related to a Geophysical Program





Geophysical Exploration Agreement
Hardeman Project
within twenty-four months from the date of completion of the Geophysical Program without the prior written consent of the other Parties. Any proceeds resulting from a sale of the Program Data that occurs within five years of the date of this Agreement shall be divided among the Parties in accordance with their percentage ownership of the Program Data. Anything to the contrary contained herein notwithstanding, if the Geophysical Program is a Subsequent Geophysical Program in which such Party has not participated, such Party shall own no interest in the Program Data resulting from such Subsequent Geophysical Program and such Party shall not have the right to receive or review the resulting Program Data.

       (c) No Party shall disclose the Program Data or any interpretational maps to any third party within twenty-four months of the completion of a Geophysical Program without written consent from the other Parties hereto, except that each Party may disclose the Program Data and interpretational maps to (i) parties in connection with bona fide negotiations with such parties interested in entering into farm-out or farm-in agreements with the disclosing Party covering all or parts of the Program Area, or (ii) parties interested in entering into agreements to purchase an interest or otherwise participate in the exploration and/or development of all or parts of the Program Area with the disclosing Party; provided, however, that all third parties to which the Program Data and/or interpretations are to be disclosed prior to the expiration of such twenty-four month period must execute a confidentiality agreement in the form attached hereto as Exhibit H (naming all of the Parties hereto as "Offeror" in such confidentiality agreement) prior to their review of the Program Data.

       (d) If a Party is aware that any other Party hereto has not paid for its proportionate part of the costs of a Geophysical Program in accordance with the terms of Section 1.5 below, such Party shall not intentionally disclose the Program Data or interpretations related to such Geophysical Program to the non-paying Party without the consent of all of the other Parties hereto.

       Section 1.5.  Responsibility for Geophysical Program Costs.

       (a) Each of the Parties shall pay their share, in accordance with the percentages listed in the table below, of all costs and liabilities associated with the conduct of each of the Original Geophysical Programs, including all costs heretofore and hereafter billed by third parties to Brigham in connection with the conduct of a Geophysical Program as provided herein, and including, without limitation, the costs associated with three dimensional ("3-D") seismic acquisition, seismic permitting and damages, processing, interpretation (if Brigham interprets the Program Data, such costs shall include all costs associated with interpreting the data on Brigham's work station and include a charge of $40.00 for each half hour, or fraction thereof, for work station use and $35.00 for each scaled plot generated on Brigham's plotter), reproduction and any other costs associated with the Geophysical Programs (such costs being sometimes hereinafter collectively referred to as "Geophysical Program Costs").

                            Party                 Percentage
                            -----                 ----------
                            Brigham                 0.000%
                            JHJ                     0.000%
                            Tucker-Scully           0.000%
                            GARI                   33.334%
                            Antrim                 13.333%
                            Maynard                33.333%
                            Cheyenne               13.333%
                            RMC                     6.667%.

       (b) In addition, in the event that a Party has elected to participate in any Subsequent Geophysical Program pursuant to the terms of Section 1.2 (b) and (c) above, such Party agrees to be responsible for the percentage share indicated above in Section 1.5 (a) of the Geophysical Program Costs for (i) any Subsequent Geophysical Program commenced on or before the earlier to occur of June 15, 1994 or the date that casing point is reached in the tenth well drilled by the Parties within the AMI (the earlier to occur of such dates is hereinafter referred to as the "Cut-Off Date"), and (ii) the portion of any Subsequent Geophysical Program commenced after the Cut-Off Date that crosses any Option, Lease or Farm-In (together with a 1/4 mile tail around such Option,





Geophysical Exploration Agreement
Hardeman Project

Lease or Farm-In acreage) that was acquired by any Party hereto prior to the Cut-Off Date. For purposes of this Section 1.5, a Subsequent Geophysical Program shall be deemed to have commenced when a seismic contractor physically enters onto any part of the area to be covered by the Geophysical Program with vibroseis trucks for the purpose of acquiring seismic data.

       (c) The Parties shall be responsible for the Geophysical Program Costs applicable to any part of the Subsequent Geophysical Programs in which they participate and which are not described in Section 1.5 (b) above, in proportion to their Ownership Interest.

       (d) Anything to the contrary contained in Section 1.5 (b) above notwithstanding, once the Geophysical Program Costs incurred for all of the Subsequent Geophysical Programs and the costs incurred in acquiring and maintaining Options, Leases and Farm-Ins located within the acreage covered by the Subsequent Geophysical Programs equals or exceeds six hundred thirty-three thousand forty dollars ($633,040.00), the Parties shall be responsible for all Subsequent Geophysical Program Costs incurred after such six hundred and thirty-three thousand forty dollar ($633,040.00) amount has been exceeded in proportion to their Ownership Interest in the applicable Subsequent Geophysical Program rather than the percentages set forth in Section 1.5 (a) above. In no event shall the Parties be required to pay in accordance with the percentages indicated in Section 1.5 (a) for any Subsequent Geophysical Program Costs incurred after such six hundred and thirty-three thousand forty dollar ($633,040.00) amount has been exceeded, but rather, the Parties' responsibility for such Subsequent Geophysical Program Costs shall be in accordance with the Parties' Ownership Interests.

       (e) Anything to the contrary contained in Section 1.5 (b) and (c) above notwithstanding, once the total of (i) the Geophysical Program Costs incurred for all of the Geophysical Programs (both Original Geophysical Programs and Subsequent Geophysical Programs), (ii) the costs incurred in acquiring and maintaining Options, Leases and Farm-Ins located within the AMI, and (iii) the costs incurred by the Parties in drilling the first ten wells located within the AMI to casing point, equals or exceeds eight million seven hundred eighty-nine thousand sixty-six dollars ($8,789,066.00), the Parties shall be responsible for all Geophysical Program Costs incurred after such eight million seven hundred eighty-nine thousand sixty-six dollar ($8,789,066.00) amount has been exceeded in proportion to their Ownership Interest in the Geophysical Program rather than the percentages set forth in
Section 1.5 (a) above. In no event shall the Parties be required to pay in accordance with the percentages indicated in Section 1.5 (a) for any Geophysical Program Costs incurred after such eight million seven hundred eighty-nine thousand sixty-six dollar ($8,789,066.00) amount has been exceeded, but rather, the Parties' responsibility for such Geophysical Program Costs shall be in accordance with the Parties' Ownership Interests.

       (f) In the event that in accordance with the terms of Section 1.2 (b) and (c) above, a Party has elected not to participate in a Subsequent Geophysical Program, then each of the Parties acquiring such Party's interest in accordance with the terms of Section 1.2 (b) and (c) above shall be responsible (in the proportions provided in Section 1.2 (b) and (c) above) for such non-participating Party's share of the Geophysical Program Costs as provided in this Section 1.5.

       Section 1.6.  Payment of Geophysical Program Costs.

       (a) Original Geophysical Program Costs. As of the date of the execution of this Agreement, the total of the Geophysical Program Costs for all of the Original Geophysical Programs is estimated to be two million four hundred seventy six thousand twenty six dollars ($2,476,026.00). However, this estimate is not in any way a limit on any Party's responsibility for the payment of the actual Geophysical Program Costs for the Original Geophysical Programs. Concurrent with such Party's execution of this Agreement, GARI, Maynard, Ruja Muta and Cheyenne shall each reimburse Brigham for their proportionate share of the Geophysical Program Costs that have either been incurred as of the date of execution or that are due and payable as of the date of execution. All Geophysical Program Costs incurred subsequent to the Parties' execution of this Agreement shall be billed out to the Parties as such costs are incurred and each Party shall remit payment of all invoiced amounts within twenty (20) days of their receipt of such an invoice. Brigham shall not be obligated to deliver any information relative to Program Data to any Party that has failed to make payment when due until such time as such costs owed by such non-paying Party have been paid.





Geophysical Exploration Agreement
Hardeman Project

       (b) Subsequent Geophysical Programs. All Geophysical Program Costs incurred with respect to a Subsequent Geophysical Program shall be billed out to the Parties participating in the Subsequent Geophysical Program as such costs are incurred and each Party shall remit payment of all invoiced amounts within twenty (20) days of their receipt of such an invoice. The Party responsible for conducting the Geophysical Program (as provided in Section 1.2
(d)) shall not be obligated to deliver any information relative to Program Data related to such Subsequent Geophysical Program to any Party that has failed to make payment when due until such time as such costs owed by such non-paying Party have been paid.

       Section 1.7. Failure to Pay Geophysical Program Costs. In the event that any Party fails to pay any part of its proportionate share of invoiced Geophysical Program Costs within twenty (20) days of their receipt of the applicable invoice, any other Party hereto may give such Party written notice of such default by certified mail return receipt requested. In the event that such non-paying Party does not cure the default within thirty (30) days of its receipt of such notice, and to the extent that the deficiency is not subject to a valid dispute, in addition to all other remedies that may be available to the paying Parties at law or in equity, such non-paying Party shall automatically forfeit all of its present and future right, title and interest in and to the Program Area and AMI and all present and future property rights of every kind owned by such Party within the Program Area and AMI. In the event of such a forfeiture, the Parties participating in the Geophysical Program shall have the right to acquire a proportionate share (being in the proportion that such Party's Ownership Interest, as defined in Section 1.3 above, bears to the total of all of the Ownership Interests held by all of the Parties participating in the Geophysical Program) of the forfeiting Party's Ownership Interest in all of the Program Data, and all existing and future Options, Leases, Farm-Ins and all other present and future rights owned by the forfeiting Party in the Program Area and AMI. The non-paying Party shall execute all conveyance instruments necessary to effectuate such forfeiture. In the event that any Party does not elect to acquire its proportionate share of a non-paying Party's Ownership Interest within ten (10) days of the date of such forfeiture, the Party that is responsible for conducting the Geophysical Program (as provided in Section 1.2(d) above) in which the non-paid Geophysical Program Costs were incurred shall receive the unaccounted for share of the non-paying Party's Ownership Interest. The Parties receiving the non-paying Party's interests shall pay their proportionate share of the costs attributable to the non-paying Party's interest acquired by such Parties within ten (10) days of such forfeiture. In the event of such a failure to make payment and forfeiture of right, title and interest, for a period of five (5) years from the date hereof, such forfeiting Party shall not compete with any of the other Parties hereto within the AMI by owning or acquiring any leasehold, mineral or royalty interest within the AMI, either directly or indirectly, through any agents, nominees, or representatives.

       Section 1.8. Disclaimer of Warranties as to Program Data and Interpretations. The Parties understand that with respect to the Original Geophysical Programs and each Subsequent Geophysical Program in which Brigham participates, Brigham will use all reasonable efforts to obtain high quality Program Data and to provide good quality interpretation of such Program Data; however, Brigham MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE PROGRAM DATA OR INTERPRETATIONS, INCLUDING WITHOUT LIMITATION, THEIR FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR ACCURACY, AND BRIGHAM HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS OR WARRANTIES, and any use of the Program Data or interpretations by the Parties, or any action taken by the Parties shall be based solely on their own judgment, and neither Brigham nor its successors or assigns, shall be liable or responsible to the other Parties for any loss, cost, damages, or expense whatsoever, including incidental or consequential damages, incurred or sustained as a result of the use of or reliance upon the Program Data or interpretations.

                                  ARTICLE II.

                            AREA OF MUTUAL INTEREST

       Section 2.1. Establishing an Area of Mutual Interest. The Parties hereto have agreed to establish an Area of Mutual Interest ("AMI") which shall encompass all of the land located in





Geophysical Exploration Agreement
Hardeman Project
the Program Area. The AMI shall remain in force for a period of five (5) years from the date of this Agreement, unless sooner terminated by mutual agreement of the Parties.

       Section 2.2.  Payment for Options, Farm-Ins and Leases.

       (a) All costs incurred in acquiring and maintaining Existing Leases, Existing Farm-Ins and Existing Options that have been incurred prior to the Cut-Off Date (as defined in Section 1.5 (b) above) will be paid for by the Parties in accordance with the percentages set forth below:

                            Party                 Percentage
                            -----                 ----------
                            Brigham                 0.000%
                            JHJ                     0.000%
                            Tucker-Scully           0.000%
                            GARI                   33.334%
                            Antrim                 13.333%
                            Maynard                33.333%
                            Cheyenne               13.333%
                            RMC                     6.667%.

       (b) Subject to the notification and response procedures contained in Sections 2.4, 2.5 and 2.6 below, all costs incurred prior to the Cut-Off Date in acquiring and maintaining any other Leases, Options and Farm-Ins covering acreage located within the AMI, shall also be paid for by the Parties in accordance with the percentages set forth above in Section 2.2 (a). In addition, subject to the notification and response procedures contained in
Section 2.6 below, all costs incurred in acquiring any Leases acquired by any of the Parties at any time during the term of this Agreement through the exercise of an Option that was acquired by any Party on or before the Cut-Off Date shall be paid for by the Parties in accordance with the percentages indicated in the table set forth in Section 2.2 (a) above. Anything to the contrary contained in this Section 2.2 (b) notwithstanding, in the event that the Parties are required to obtain an extension of any Option or Farm-in as the result of a delay that is caused solely by Brigham, regardless of the date of the acquisition of such extension, the Parties shall each be responsible for the costs of such extension in proportion to their Ownership Interest.

       (c) Subject to the notification and response procedures contained in Sections 2.4, 2.5 and 2.6 below, all costs incurred after the Cut-Off Date in acquiring and maintaining Leases (except as provided in Section 2.2 (b)), Options and Farm-Ins shall be paid for by the Parties in proportion to their Ownership Interest.

       (d) Anything to the contrary contained in this Section 2.2 notwithstanding, once the Geophysical Program Costs incurred for all of the Subsequent Geophysical Programs and the costs incurred in acquiring Options, Leases and Farm-Ins located within the acreage covered by the Subsequent Geophysical Programs equals or exceeds six hundred thirty-three thousand forty dollars ($633,040.00), the Parties shall be responsible for all costs incurred in acquiring and maintaining Leases, Options and Farm-Ins that are located within the acreage that is covered by the Subsequent Geophysical Programs after such six hundred and thirty-three thousand forty dollars ($633,040.00) amount has been exceeded in proportion to their Ownership Interest rather than the percentages set froth in the table contained in Section 2.2 (a) above. In no event shall the Parties be required to pay in accordance with the percentages indicated in Section 2.2 (a) for any costs incurred in acquiring and maintaining Leases, Options and Farm-Ins located within the acreage that is covered by the Subsequent Geophysical Programs after such six hundred and thirty-three thousand forty dollar ($633,040.00) amount has been exceeded, but rather, the Parties' responsibility for such costs shall be in accordance with the Parties' Ownership Interests.

       (e) Anything to the contrary contained in Section 1.5 (b) and (c) above notwithstanding, once the total of (i) the Geophysical Program Costs incurred for all of the Geophysical Programs (both Original Geophysical Programs and Subsequent Geophysical Programs), (ii) the costs incurred in acquiring and maintaining Options, Leases and Farm-Ins located within the AMI, and (iii) the costs incurred by the Parties in drilling the first ten wells located within the AMI to casing point, equals or exceeds eight million seven hundred eighty-nine thousand sixty-six dollars ($8,789,066.00), the Parties shall be responsible for all costs incurred in acquiring and maintaining Leases, Options and Farm-Ins that are located within the AMI after such eight million seven hundred eighty-nine thousand sixty-six dollar ($8,789,066.00) amount has been exceeded in proportion to their Ownership Interest rather than the percentages set forth





Geophysical Exploration Agreement
Hardeman Project
in Section 2.2 (a) above.   In no event shall the Parties be required to pay in
accordance with the percentages indicated in Section 2.2 (a) for any costs incurred in acquiring and maintaining Leases, Options and Farm-Ins after such eight million seven hundred eighty-nine thousand sixty-six dollar
($8,789,066.00) amount has been exceeded, but rather, the Parties' responsibility for such costs shall be in accordance with the Parties' Ownership Interests.

       (f) Concurrent with their execution of this Agreement, Cheyenne, GARI, Antrim, Maynard and RMC each agree to reimburse Brigham for their proportionate share of all costs incurred prior to the execution of this Agreement by Brigham in acquiring and maintaining the Existing Leases, Existing Farm-ins and Existing Options. All other costs incurred in acquiring and maintaining Leases, Options and Farm-ins shall be paid by the Parties within thirty (30) days of their receipt of an invoice reflecting the amount due.

       Section 2.3. Ownership of Options, Farm-Ins and Leases. All Existing Leases, Existing Options and Existing Farm-Ins shall be owned by the Parties in accordance with their undivided Ownership Interests (as defined in Section 1.3 above). Subject to the notification and response procedures contained in Sections 2.4, 2.5 and 2.6 below, all other Leases, Options and Farm-Ins acquired by the Parties within the AMI during the term of this Agreement shall also be owned by the Parties in accordance with their undivided Ownership Interests. However, unless a Party requests prior record assignment of its interest in the Leases, Options or Farm-Ins, record title to all Leases, Options and Farm-ins shall remain in the Party originally acquiring same until such time as the acreage covered by such Existing Options, Existing Leases, Leases and Options have been included within a designated Prospect Area as provided in Section 3.5 below.

       Section 2.4. Notification and Response Procedures. Should any Party own on the date hereof, acquire or propose to acquire at any time after the date hereof but prior to the date such AMI terminates hereunder, (a) an oil, gas and/or mineral lease, an interest in an oil, gas and/or mineral lease or other interests in oil, gas and/or other minerals covering lands any part of which are located within the AMI or (b) an Option or a Farm-In covering lands any part of which are located within the AMI (the properties, interests and rights described in clauses (a) and (b), insofar and only insofar as they cover lands within the AMI (as it then exists) being herein called "Acquired Interests" with the Existing Leases, Existing Options and Existing Farm-Ins being excluded from the definition of Acquired Interests) such Party (the "Acquiring Party") shall notify the other Parties, in writing with supporting documentation, of such acquisition or proposed acquisition, the consideration paid or to be paid for the Acquired Interest, any other obligations (including, without limitation, drilling obligations) undertaken or to be undertaken as a part of such acquisition or proposed acquisition and any other terms of such acquisition. Each non-acquiring Party shall, within thirty (30) days after receipt of such a notice from the Acquiring Party with respect to such an acquisition or proposed acquisition, notify the Acquiring Party, in writing, whether it wishes to participate in such acquisition; provided that failure to respond within the time and in the manner set forth above shall be deemed to be an election to not participate in such acquisition.

       Section 2.5. Effect of a Party's Election Not to Participate. Should all of the Parties elect to participate in an acquisition or proposed acquisition of an Acquired Interest, upon payment of its share of the acquisition costs (or to the extent not yet due, agree to pay when due) each participating Party shall own its Ownership Interest (being the percentage specified for such Party in the table set forth in Section 1.3 above) in the Acquired Interest. However, unless a Party requests prior record assignment of its interest in the Acquired Interest, record title to the Acquired Interest shall remain in the Acquiring Party until such time as the acreage covered by such Acquired Interest has been included within a designated Prospect Area as provided in Section 3.5 below. If any Party elects not to participate in such acquisition, the Parties participating in the Acquired Interest shall have the right to acquire a proportionate share (being in the proportion that such Party's Ownership Interest, as defined in Section 1.3 above, bears to the total of all of the Ownership Interests held by all of the Parties participating in the Acquired Interest) of the non-participating Party's Ownership Interest in the Acquired Interest. The participating Parties shall pay their proportionate share (in the proportion that the amount of the non-participating Party's Ownership Interest that they acquired bears to the original total amount of the non-participating Party's Ownership Interest) of the costs attributable to the non-paying Party's Ownership Interest in the Acquired Interest which was acquired by such Parties. In the event that any Party does not elect to acquire its proportionate share of a non-participating Party's Ownership Interest in an Acquired Interest, the Acquiring Party shall receive the unaccounted for share of such non-





Geophysical Exploration Agreement
Hardeman Project
participating Party's Ownership Interest in the Acquired Interest; provided, however, that in the event that the Acquired Interest has only been proposed for acquisition by the Acquiring Party and has not yet been acquired by the Acquiring Party and there is an unaccounted for share of the Acquired Interest as aforesaid, the Acquiring Party shall have the option not to acquire the Acquired Interest.

       Section 2.6. Exercise of Options. Should any Party propose to exercise an Option with respect to some or all of the lands covered thereby, such Party shall notify the other Parties owning an interest in such Option in the same manner as provided for in Section 2.4 above with respect to acquisitions of Acquired Interests, and each Party owning an interest in the Option shall elect to participate or to not participate in the exercise of such Option in the same manner as provided in Section 2.4 with respect to elections to participate or to not participate in the acquisition of Acquired Interests. The effect of a Party's election to participate in such an exercise of an Option, and the payment of costs and the ownership of interests in the Leases acquired pursuant to such exercise, shall be handled in the same manner as provided in Sections
2.4 and 2.5 with respect to elections to participate or not participate in acquisitions of Acquired Interests and the party proposing the exercise of the Option shall be deemed to be the "Acquiring Party" under those Sections. If any Party does not wish to participate in the exercise of any Option when the time to exercise arrives, then said non-participating Party shall not have any interest in the leasehold appurtenant to such Option but will still be subject to this Agreement in all other respects. The participating Parties shall have the right to acquire a proportionate share of the non-participating Parties' Ownership Interest as provided in Section 2.5. Notwithstanding the foregoing, should there be a disagreement between the Parties owning an interest in the Option as to whether the exercise of the Option should be delayed or as to whether the Parties should obtain an extension of the term of the Option, a majority vote (being 51% of the Ownership Interest in the applicable Option) of the Parties owning an interest in the Option shall determine what action is to be taken with respect to the Option.

                                  ARTICLE III.

                     PROSPECT DESIGNATION AND PARTICIPATION

       Section 3.1. Prospect Designation. Upon completion of the initial interpretation of the data resulting from each Geophysical Program, the Parties participating in the Geophysical Program will meet to delineate prospects (hereinafter individually referred to as "Prospect Area") for exploration and development within that part of the Program Area covered by such Geophysical Program. The participating Parties shall attempt to agree on 1) the number of Prospect Areas within the area covered by the Geophysical Program, 2) the acreage to be included in each Prospect Area, and 3) for each Prospect Area, the Parties participating in such Prospect Area and their respective participation percentages (which shall, if all Parties participate, be in accordance with the Parties' Ownership Interests set forth in the table contained in Section 1.3 above, unless all Parties agree otherwise). As to all Prospect Areas proposed and agreed upon by all of the Parties in the initial meeting, such Prospect Areas shall be deemed to be designated and the Parties shall document their agreement in writing in the form attached hereto as Exhibit E. Any Prospect Area proposed at the initial meeting which is not agreed to by the Parties may be re-submitted by any Party utilizing the procedures contained in Section 3.2 below.

       Section 3.2. Proposals by Parties for Prospect Areas. After the meeting described in Section 3.1 above, any Party which has participated in the Geophysical Program may propose that a portion of the Program Area be designated as a Prospect Area by giving written notice to the other Parties, which notice shall describe the acreage which such Party would include in the Prospect Area. The acreage proposed to be included in a Prospect Area shall not include any acreage previously included in a Prospect Area.

       Section 3.3.  Response to a Prospect Area Proposal.   Each Party
desiring to participate in a Prospect Area proposed by another Party under
Section 3.2 (such Party proposing the Prospect Area being referred to herein as the "Proposing Party"), shall notify the Proposing Party, in writing, within 30 days after its receipt of such proposal, or sooner, if an existing option or lease is expiring, of its election to participate in the proposed Prospect Area and stating whether or not such Party agrees with the acreage being proposed for inclusion in the Prospect Area by the Proposing Party; an election to participate in a Prospect Area which contains no statement as





Geophysical Exploration Agreement
Hardeman Project
to whether the Party agrees with the acreage proposed for inclusion in the Prospect Area shall be deemed agreement to the acreage proposed for inclusion in the Prospect Area. A Party who disagrees with the acreage proposed to be included in the Prospect Area shall give notice of such disagreement to the Proposing Party within the time and in the manner provided above for elections to participate. A Party failing to respond, within the time and in the manner provided above, to a proposal for a Prospect Area, or a Party responding and electing to not participate in a Prospect Area but making no statement as to whether it agrees with the acreage proposed to be included in the Prospect Area, will be deemed to have elected not to participate in the Prospect Area and to have agreed to the acreage proposed to be included in the Prospect Area. If no Party disagrees with the acreage proposed to be included in the proposed Prospect Area, such Prospect Area shall be deemed to be designated and the Parties that have elected to participate therein shall have the right to explore and/or develop such Prospect Area to the exclusion of the Parties that have elected (or have been deemed to have elected) not to participate in the Prospect Area. If no other Parties elect to participate with the Proposing Party in a designated Prospect Area the Proposing Party shall have the right to develop the Prospect Area for its own account in accordance with the terms of
Section 3.6 hereof.

       Section 3.4. Determining Prospect Area Disagreements. If, with respect to a Prospect Area proposed under Section 3.2, there is disagreement concerning the lands to be included in the Prospect Area, the Parties shall, for a period of ten (10) days after the expiration of the response period described in
Section 3.3 above, attempt to agree upon the lands to be included in the Prospect Area and, failing to reach such agreement within such time, the Prospect Area shall be deemed to be designated and the lands included in the Prospect Area shall consist of the Governmental Quarter Section on which the initial well is proposed to be located and the East Half of the Governmental Quarter Section adjoining such Quarter Section on the West, the West Half of the Governmental Quarter Section adjoining such Quarter Section on the East, the North Half of the Quarter Section adjoining such Quarter Section on the South and the South Half of the Quarter Section adjoining such Quarter Section on the North. In the event that the acreage located in the area of the proposed Prospect Area is not divided into Governmental Quarter Sections, to the extent practicable, the Prospect Area shall consist of a 320 acre tract in the form of a square with the proposed location for the initial well being located in the center of the tract. In the event of such a Prospect Area disagreement, once the acreage to be included within the Prospect Area has been resolved and the Prospect Area has been designated in accordance with this
Section 3.4, the Proposing Party must give all of the Parties notice of the acreage included within the Prospect Area and each of the Parties shall notify the Proposing Party, in writing, within fifteen (15) days after its receipt of such notice, or sooner, if an existing option or lease is expiring, of its election to participate in the Prospect Areas.

       Section 3.5. Participation of the Parties. With respect to each Prospect Area proposed under Section 3.1 or 3.2, the participation of the Parties therein shall be (unless all Parties agree otherwise) determined in accordance with the terms set forth in Article II above, provided that if fewer than all Parties participate in any Prospect Area, the participation of each of the Parties participating therein shall be in the percentage ownership interest in which such Parties agree to participate. If fewer than all of the Parties elect to participate and if the participating Parties are unable to agree upon the percentages in which they will participate (each Party electing to participate will be deemed to have agreed to participate with the percentage Ownership Interest set forth for such Party in the table contained in Section
1.3 above, but each Party will have no obligation to participate for a larger interest) within 30 days after the date of such Prospect Area proposal, the proposal for such Prospect Area will be deemed withdrawn. Once a Prospect Area has been designated and the Options covering acreage located within such Prospect Area have been exercised, title to the Leases and Farm-ins located within the Prospect Area shall be assigned (without warranty of title except as provided in Section 3.8 below) to the Parties participating therein in accordance with their participation percentages, insofar as such Leases and Farm-ins cover acreage located within the Prospect Area. Notwithstanding the above, in the event that a Party has elected not to participate in an Acquired Interest that is included within a Prospect Area, such Party shall not be entitled to receive an assignment in or otherwise participate in such Acquired Interest even though it is included within the Prospect Area in which such Party has elected to participate.





Geophysical Exploration Agreement
Hardeman Project

       Section 3.6. Relinquishment of Interests by Non-Participating Parties. If a Party agrees or elects (or is deemed to have elected) not to participate in a particular Prospect Area, then such Party shall relinquish all interest, other than rights to Program Data, in such Prospect Area (including, without limitation, rights under Options, Leases, Farm-Ins, Minerals or Royalties insofar as they cover the Prospect Area) to the Parties electing to participate in such designated Prospect Area in accordance with their participation in such non-participating Party's interest as determined in accordance with the provisions of Section 3.5 above; provided, however, that this provision shall not be construed so as to require an assignment of a Party's interest in any wells or units that were producing or capable of producing before such Prospect Area was designated.

       Section 3.7. Brigham Override. All Leases, Options and Farm-ins covering interests located within the Program Area shall be burdened with an overriding royalty in all oil, gas and other minerals produced, saved and marketed pursuant to such Leases, Options and Farm-ins, in favor of Brigham (hereinafter referred to as the "Brigham Override"), in an amount equal to the lesser of: (i) two percent (2% of 8/8ths); or (ii) the positive difference, if any, between 22% and all existing royalty and overriding royalty burdens. It being understood that the Brigham Override is not to reduce the net revenue interest in an Option, Lease or Farm-in below 78%. In addition, the Brigham Override shall be proportionately reduced in the event that the Lease, Option or Farm-in does not cover 100% of the leasehold working interest in the acreage that is included in the Lease, Option or Farm-in. In addition, the amount of the Brigham Override shall also be reduced in the proportion that the Party's interest in the Option, Lease or Farm-In bears to the entire interest in the Option, Lease or Farm-In. The Brigham Override shall be conveyed by the Parties to Brigham utilizing the form attached hereto as Exhibit G, promptly following their receipt of an interest in a Lease (regardless of whether such interest in the Lease is obtained as the result of an assignment from a Party hereto, through the exercise of an Option, an assignment under the terms of a Farm-In, or otherwise).

       Section 3.8. Lease Burdens. No Party hereto shall burden or encumber any other Party's interest in an Acquired Interest, Lease, Option or Farm-In with any overriding royalty, production payment, or other burden except as provided in Section 3.7 above, without the consent of the other Parties; provided, however, that in its efforts to obtain an Acquired Interest, a Party hereto may grant or otherwise burden an Acquired Interest with a royalty, overriding royalty, production payment or other burden in favor of a third party owning such Acquired Interest (farmor, mineral owner, assignor, lessee or lessor) in such Party's reasonable efforts to obtain the Acquired Interest. If any Party hereto burdens or encumbers its Ownership Interest in any Option, Lease, Farm-In, Program Data with any overriding royalty, production payment, or other burden (hereinafter referred to as "Subsequently Created Burdens") except as provided in this Section 3.8 or Section 3.7 above, and such Party is required under the terms of this Agreement to assign or relinquish to any other Party or Parties, all or a portion of its Ownership Interest and/or the production attributable thereto, said other Party or Parties shall receive such assignment and/or production free and clear of such Subsequently Created Burdens and such Party shall indemnify and hold harmless the Party or Parties entitled to the assignment or forfeiture from any and all claims and demands for payment asserted by owners of such Subsequently Created Burdens.

                                  ARTICLE IV.

                              DRILLING OPERATIONS

       Section 4.1. Drilling Operations. A Party's election to participate in a Prospect Area in accordance with the terms of Article III above does not constitute a commitment to participate in the drilling of a well within the Prospect Area; however, as provided in the form Operating Agreement attached hereto as Exhibit F, in the event that a Party does not participate in the first well proposed and drilled within the Prospect Area, such Party must relinquish all of its interest in the applicable Prospect Area. Except as provided herein to the contrary, or as otherwise provided in any Farm-in or Option agreement to the contrary, all drilling, completing, workover and other well and production operations on each Prospect Area shall be governed by the terms of a separate Operating Agreement for each such Prospect Area in the form attached hereto as Exhibit F (with appropriate insertions and exhibits reflecting the agreements hereunder on Prospect Area, participation percentages and initial well). In the event that there are any irreconcilable inconsistencies or ambiguities between the terms of this Agreement and the terms of the Operating Agreement, the terms and conditions contained in this Agreement shall control.





Geophysical Exploration Agreement
Hardeman Project

       Section 4.2. Responsibility for Drilling Costs. Anything to the contrary contained in the applicable Operating Agreement notwithstanding, with respect to each of GARI, Maynard, Cheyenne, Antrim or RMC (each of GARI, Maynard, Cheyenne, Antrim and RMC being sometimes referred to herein individually as a "Promoted Party"), each Promoted Party shall, with respect to the first ten (10) wells drilled within the AMI in which it participates, pay for the costs of drilling each of such Promoted Party's first ten (10) wells to casing point on a third for a quarter basis. As such, each of the Promoted Parties shall be responsible for and pay the percentage indicated in the table below for each such Promoted Party of all of the costs incurred in drilling the first ten (10) wells within the AMI to casing point in which such Promoted Party participates.

                            Party                 Percentage of Cost
                            -----                 ------------------
                            GARI                        33.334%
                            Antrim                      13.333%
                            Maynard                     33.333%
                            Cheyenne                    13.333%
                            RMC                          6.667%.

In the event that any of the Promoted Parties elect not to participate in any well drilled within the AMI, the Promoted Parties that do not participate in the drilling of such well shall not receive credit for the drilling of such well toward their obligation to pay for the cost of drilling such Party's first ten (10) wells to casing point on a third for a quarter basis. In addition, in the event that the Parties' interests in any of the first ten (10) wells is proportionately reduced by outside participation, then the Promoted Parties that participate in such well shall be obligated to pay for Brigham's, JHJ's and Tucker-Scully's unfulfilled carried costs on subsequent wells. For example, should one of the first ten (10) wells be drilled within the AMI on acreage that is subject to a farm-in agreement in which the Parties hereto only hold a 50% working interest, and of the Promoted Parties only GARI and Maynard participate in the drilling of such well, then such well shall only count as one half (1/2) of a well toward GARI's and Maynard's obligation to pay for drilling costs to casing point on a third for a quarter basis for the first ten
(10) wells such Parties participate in. Subject to the terms of the Operating Agreement, the Parties shall pay for all other drilling costs, completion and workover costs in proportion to their working interest in each well.

       Section 4.3. Operator. It is agreed and understood that, except as may be provided in any Farm-in or Option agreement to the contrary, Maynard shall be designated as operator in the Operating Agreement executed for each well in which Maynard participates drilled by the Parties within the AMI until such time as Maynard is operating twenty (20) producing wells. Once the Parties have drilled twenty (20) producing wells within the AMI that are operated by Maynard, except as may be provided in any Farm-in or Option agreement to the contrary, GARI shall have the option to be designated as operator with respect to the next twenty (20) producing wells that are drilled by the Parties within the AMI in which GARI participates. Thereafter, except as may be provided in any Farm-in, Lease or Option agreement to the contrary, Maynard and GARI shall each have the option to be designated as operator after the drilling of the twentieth producing well within the AMI by the Parties since that Party was last designated as operator. In the event that Maynard and GARI do not participate in the drilling of a well which occurs when such Party has the right to be designated as operator, except as may be provided in any Farm-in, Lease or Option agreement to the contrary, the Parties holding a majority working interest in the Prospect Area or well shall designate the operator.
The operator shall consult with all of the other Parties participating in the well as to all drilling and completion operations.

       Section 4.4. AMI for Prospect Area. Commencing with the establishment of a Prospect Area, such Prospect Area shall from that time forward no longer be subject to the AMI provided for in Article II above and shall thereafter be considered covered instead by a new Prospect Area AMI. The new Prospect Area AMI (i) is binding on all Parties (whether or not they participated, or had rights to participate, in such Prospect Area), (ii) consists of such Prospect Area, (iii) lasts until the later to occur of five years from the date hereof or the date the Operating Agreement for such Prospect Area terminates, and (iv) is governed by the same terms set forth in Sections 2.2, 2.3, 2.4, 2.5 and 2.6, with the participation percentages of the Parties being in accordance with their Ownership Interest in the Leases, Options and Farm-Ins located within the Prospect Area. Any portion of the Program Area not designated as a Prospect Area shall continue to be subject to the AMI provided for in Article II.





Geophysical Exploration Agreement
Hardeman Project

       Section 4.5. Limitation on Concurrent Well Proposals. The Parties agree that during the first two years of the term of this Agreement no more than three active well proposals shall be in existence at any one time within the AMI, without the agreement of all Parties; except to the extent that such operations are necessary to acquire, maintain or hold Lease or Farm-In acreage located within the AMI.

                                   ARTICLE V.

                                 MISCELLANEOUS

       Section 5.1. Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and their respective assigns of rights hereunder. Any Party hereto may assign all or any part of its interest under the terms of this Agreement provided that such assignment expressly provides that the assigned interest is subject to the terms and provisions of this Agreement. Unless (and then only to the extent that) this Agreement is itself assigned at the same time, the benefits of this Agreement shall not run with an assignment of a Party's interests in the Options, Leases or Farm-Ins, or any other rights in lands within the Program Area, but the assigned interest shall be subject to the terms of this Agreement. In the event that a Party is assigning only part of its interest in this Agreement and/or the Options, Leases or Farm-Ins and such assignment is limited in geographical area such that the assignee is not receiving an interest in the entire AMI, such assignment shall provide that the assignee is not entitled to receive or review any of the Program Data or interpretations covering any acreage other than the acreage in which the interest is being assigned without the prior written consent of all of the Parties hereto. In addition, in the event the assignment is limited in geographical area as aforesaid, the assignment must contain an agreement that the assignee shall not compete with the Parties hereto within a one (1) mile radius of the perimeter of the acreage covered by the interest assigned to such third party, by owning or acquiring any leasehold, mineral or royalty interest within such area, either directly or indirectly, through any agents, nominees, or representatives, during the term of the AMI hereunder.

       Section 5.2.  Audit.   Upon request and advance notice, the Party
responsible for conducting the Geophysical Program will make available , at a reasonable time and place, access to the books and records reasonably related to such Geophysical Program in which such requesting Party is a participant together with any and all records related to the Options, Leases and Farm-Ins located within the area covered by the applicable Geophysical Program.

       Section 5.3. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, telecopier or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt.
Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this section, at least ten (10) days prior to the effective date of such change of address.

       Section 5.4. Governing Law. This Agreement and all matters pertaining thereto, including, but not limited to, matters of performance, non-performance, breach, remedies, procedures, rights, duties, and interpretations or construction, shall be governed by the laws of the State of Texas. The Parties agree that the venue for any disputes or claims arising hereunder or in any way related hereto shall be in Dallas County, Texas.

       Section 5.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument.





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Hardeman Project
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
       IN WITNESS WHEREOF this Agreement is executed by the Parties on the dates set forth opposite their respective signatures below.



Address:                                 BRIGHAM OIL & GAS, L.P.,
       5949 Sherry Lane, Suite 1616      by Brigham Exploration Company,
       Dallas, Texas  75225              its Managing General Partner
       (214) 360-9182
       Fax: (214) 360-9825
Dated:                                   By:
      --------------------                  ------------------------------------
                                            Anne L. Brigham, Vice President




Address:                                 MAYNARD OIL COMPANY
       8080 N. Central Expressway
       Suite 660
       Dallas, Texas 75206
       (214) 891-8880
       Fax: (214) 891-8827               By:
                                            ------------------------------------
Dated:                                      Glenn R. Moore, President
      --------------------



Address:                                 JHJ EXPLORATION, LTD.
       210 Hill Street                   By:AVJ Exploration Corporation,
       Albany, Texas  76430              General Partner
       (915) 762-3353
       Fax: (915) 762-3359
Dated:                                   By:
      --------------------                  ------------------------------------
                                            A.V. Jones, Jr., Chairman



Address:                                 TUCKER-SCULLY INTERESTS, LTD.
       210 Hill Street                   By:Tucker-Scully Interests, Inc.
       Albany, Texas  76430              General Partner
       (915) 762-3353
       Fax: (915) 762-3359
Dated:                                   By:
      --------------------                  ------------------------------------
                                            William E. Tucker, Jr., President



Address:                                 CHEYENNE PETROLEUM COMPANY
       4045 N.W. 64th, Suite 630
       Oklahoma City, Oklahoma 73116
       (405) 842-7333
       Fax: (405) 842-7383
Dated:                                   By:
      --------------------                  ------------------------------------
                                            Richard F. Dixon, Vice President of
                                            Land





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
Address:                                 RUJA MUTA CORPORATION
       4925 Greenville Ave., Suite 815
       Dallas, Texas  75206
       (214) 363-1562
       Fax: (214) 363-2607
Dated:                                   By:
      --------------------                  ------------------------------------
                                            John D. Sistrunk, Jr., President




Address:                                 GENERAL ATLANTIC RESOURCES, INC.
       410 Building
       410 17th Street, Suite 1400
       Denver, Colorado  80202
       (303) 573-5100
       Fax: (303) 572-3034
Dated:                                   By:
      --------------------                  ------------------------------------
                                            Sam D. Winegrad, Vice President of
                                            Land




Address:                                 ANTRIM RESOURCES, INC.
       535 16th Street, Suite 820
       Denver, Colorado  80202
       (303) 573-7011
       Fax (303) 573-7340
Dated:                                   By:
      --------------------                  ------------------------------------
                                            Alex Cranberg, President





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